Exhibit 99.1

Monster Worldwide Reports Second Quarter 2015 Results

•	Second Quarter Financial Highlights:

◦	Company Exceeds Expectations on All Profitability Metrics

▪	Adjusted EBITDA of $29 Million Increases 13% Year over Year

▪	Adjusted EBITDA Margin Expands to 16%

▪	Careers - North America Adjusted EBITDA Margin Expands to 29%

▪	Non-GAAP EPS of $0.10 Increases 25% Year over Year; GAAP EPS of ($0.01)

◦	Revenue of $180 Million Decreased 2% Year over Year at Constant Currency

▪	Careers - North America Revenue Has Reached an Inflection Point

◦	Cash Flow From Operations of $16 Million

◦	Company Reiterates Q4 2015 EBITDA Margin Guidance of 18-22%

Weston, MA, July 30, 2015 -- Monster Worldwide, Inc. (NYSE:MWW) today reported financial results for the second quarter and six months ended June 30, 2015.
“Our quarterly results exceeded our expectations as we continue to execute our transformative strategy while improving profitability,” said Tim Yates, President and Chief Executive Officer. “We are increasingly confident that our family of new strategic products are additive to our traditional core products and provide a superior competitive solution for our customers. Our focus on sales execution in North America is beginning to prove effective. Internationally, our Asia Pacific region also continues to perform well. Europe is lagging North America and Asia Pacific as we continue to encounter market and competitive headwinds. We believe that our consolidated revenue is at or near an inflection point and we remain on track to achieve our 18-22% EBITDA target exiting this year’s fourth quarter.”
During the quarter, we had a number of important business highlights including:

•	“All the Jobs” strategy accelerates new Monster membership with 20% sequential growth

•	Monster Social Job Ads expands into Europe, building on strong US launch in Q1

•	New social recruitment solutions gain traction globally, with increased usage of Monster Twitter Cards, Talent CRM and TalentBin

•	Monster brand has been revitalized, enabling Company to increase penetration into the critical Millennial audience

Second Quarter 2015 Results
Revenue of $180 million decreased 2% at constant currency compared to last year’s second quarter and 7% at actual rates. Revenue in the second quarter of 2014 was $194 million. Revenue from the Company’s Careers - North America operations decreased 5% year-over-year. Revenue from Careers - International increased 3% at constant currency year-over-year and decreased 11% at actual rates. As of the first quarter of 2015, Internet Advertising & Fees revenue and operating results are being reported within the Careers - North America segment. Historical quarterly revenue data is available in the Company’s supplemental financial information.
Total GAAP operating expenses decreased to $174 million compared to $190 million in the second quarter of 2014. Net loss attributable to Monster for the second quarter of 2015 was $1 million, or $0.01 per share, compared to break-even in the second quarter of 2014.
Non-GAAP net income attributable to the Company was $9 million, or $0.10 per share, compared to $7 million, or $0.08 per share in the second quarter of 2014. Non-GAAP operating expenses of $163 million decreased 10% year over year. Adjusted EBITDA margin of 16% was led by Careers - North America with a 29% margin. Pro-forma items are described in the "Notes Regarding the Use of Non-GAAP Financial Measures" and are reconciled to the GAAP measure in the accompanying tables.
Net cash provided by operating activities in the quarter was $16 million and free cash flow was $9 million. Deferred revenue declined sequentially to $282 million or 7% compared to $304 million as of March 31, 2015. The Company ended the second quarter with total available liquidity of approximately $139 million.
Six Month Results
Monster Worldwide reported total revenue of $364 million for the first six months ended June 30, 2015 compared to $393 million in the same period last year, a 2% decrease on a constant currency basis and 7% at actual rates. Net income attributable to Monster was $7 million, or $0.08 per share, compared to $2 million, or $0.02 per share, in 2014.

Reallocate to Accelerate
On February 10, 2015, the Company committed to implement a series of cost savings initiatives to reduce costs globally while continuing to support the Company’s new strategy. The initiatives include a global workforce reduction of approximately 300 associates, lease exit costs, impairment of certain assets, and office and general expense controls. Through June 30, 2015, the Company has incurred $26 million of charges relating to this program. These charges have been excluded from the Company’s Non-GAAP financial statements for the three and six months ended June 30, 2015. The Company anticipates additional charges of approximately $2 million to $3 million in the remainder of 2015 in connection with this program.
Guidance
Third quarter 2015 Non-GAAP EPS from continuing operations is expected to be in the range of $0.09 to $0.13, which excludes $3 million to $4 million of stock-based compensation, $1.2 million of non-cash debt discount amortization related to the convertible debt and restructuring charges related to the Reallocate to Accelerate program.
The Company expects to exit 2015 with a fourth quarter EBITDA margin of between 18-22%.
Historical data on Non-GAAP EPS is available in the Company’s supplemental financial information.
Conference Call and Webcast
Second quarter 2015 results will be discussed on Monster Worldwide’s quarterly conference call on July 30, 2015 at 8:30 AM ET. A live webcast of the conference call can be accessed online through the Investor Relations section of the Company’s website at http://ir.monster.com. To join the conference call by telephone, please dial (888) 317-6003 or (412) 317-6061 and reference conference ID# 1547165. A presentation of financial slides will be referenced during the conference call and will be viewable through the live webcast. A PDF of the financial presentation can also be accessed directly through the Company’s Investor Relations website at http://ir.monster.com.
The Company has also made available certain supplemental financial information which can be accessed directly through the Company’s Investor Relations website at http://ir.monster.com.
For a replay of the conference call, please dial (877) 344-7529 or (412) 317-0088 and reference ID# 10069501. This number is valid until midnight on August 7, 2015.

Contacts
Investors: Mike McGuinness, (212) 351-7110, michael.mcguinness@monster.com
Media:     Matt Anchin, (212) 351-7528, matt.anchin@monster.com

About Monster Worldwide
Monster Worldwide, Inc. (NYSE: MWW) is a global leader in connecting people to jobs, wherever they are. For more than 20 years, Monster has helped people improve their lives with better jobs, and employers find the best talent. Today, the company offers services in more than 40 countries, providing some of the broadest, most sophisticated job seeking, career management, recruitment and talent management capabilities. Monster continues its pioneering work of transforming the recruiting industry with advanced technology using intelligent digital, social and mobile solutions, including our flagship website monster.com® and a vast array of products and services. For more information visit http://monster.com/about.

Special Note: The statements in this release that are not strictly historical, including, without limitation, statements regarding the Company’s strategic direction, prospects and future results, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties and, therefore, actual results may differ materially from what is expressed or implied herein and no assurance can be given that the Company will achieve, among other things, its outlook with respect to earnings per share for the third quarter 2015 and EBITDA margin for the fourth quarter 2015. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, economic and other conditions in the markets in which we operate, risks associated with acquisitions or dispositions, competition, and the other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated into this release by reference. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on the forward-looking statements in this release as they reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any of the forward-looking statements contained in this release or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Notes Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain Non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from Non-GAAP measures reported by other companies. The Company believes that its presentation of Non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.

Non-GAAP revenue, operating expenses, operating income, operating margin, net income, and diluted earnings per share attributable to Monster Worldwide, Inc. all exclude certain pro-forma adjustments including: non-cash stock based compensation expense; separation charges associated with the resignation of the Company’s former Chief Executive Officer; costs incurred in connection with the Company’s restructuring programs; non-cash impairment charges; amortization of the debt discount and deferred financing costs associated with our 3.50% convertible senior notes due 2019; write-off of deferred financing costs relating to our former credit facility, amended in October 2014; income tax benefits associated with the reversal of income tax reserves on uncertain tax positions and a tax benefit related to certain losses arising from the Company’s restructuring programs; income tax provisions for increased valuation allowances on deferred tax assets; gain on deconsolidation of subsidiaries and tax provisions thereon; gain on partial sale of an equity method investment and tax provisions thereon; and charges related to exited facilities.

In the first quarter of the calendar year 2015, the Company began to utilize a fixed long-term projected Non-GAAP tax rate for reporting operating results and for planning, forecasting, and analyzing future periods. This change provides better consistency across the interim reporting periods by eliminating the effects of non-recurring and period-specific items. When projecting this long-term rate, the Company evaluated a five-year financial projection comprising the current and the next four years that exclude the income tax effects of the Non-GAAP pre-tax adjustments described above, eliminates the effects of non-recurring and period specific items which can vary in size and frequency, and is reflective of the anticipated future geographic mix of income among tax jurisdictions. The projected rate also assumes no new acquisitions or disposals in the five-year period, eliminates the effect of tax valuation allowances, and takes into account other factors including the Company’s current tax structure, its existing tax positions in various jurisdictions and key legislation in major jurisdictions where the Company operates. The Non-GAAP tax rate is 35%. The Company intends to re-evaluate this long-term rate on an annual basis or if any significant events that may materially affect this long-term rate occur. This long-term rate could be subject to change for a variety of reasons, which may include (but are not limited to) for example, significant changes in the geographic earnings mix including future acquisition or disposition activity, having less income than anticipated, or fundamental tax law changes in major jurisdictions where the Company operates.

Non-GAAP diluted shares includes the impact, based on the average share price for the period, of the Company’s outstanding capped call transactions, which are anti-dilutive in GAAP earnings per share, but are expected to mitigate the dilutive effect of the Company’s 3.50% convertible senior notes due 2019.

The Company uses these Non-GAAP measures for reviewing the ongoing results of the Company’s core business operations and in certain instances, for measuring performance under certain of the Company’s incentive compensation plans. These Non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is defined as operating income or loss before depreciation and amortization, non-cash compensation expense, non-cash impairment charges, and non-cash costs incurred in connection with the Company’s restructuring programs. Adjusted EBITDA excludes the impact of the pro-forma adjustments discussed above. The Company considers EBITDA and Adjusted EBITDA to be important indicators of its operational strength which the Company believes are useful to management and investors in evaluating its operating performance. EBITDA and Adjusted EBITDA are Non-GAAP measures and may not be comparable to similarly titled measures reported by other companies.

Free cash flow is defined as cash flow from operating activities less capital expenditures. Free cash flow is considered a liquidity measure and provides useful information about the Company’s ability to generate cash after investments in property and equipment. Free cash flow reflected herein is a Non-GAAP measure and may not be comparable to similarly titled measures reported by other companies. Free cash flow does not reflect the total change in the Company’s cash position for the period and should not be considered a substitute for such a measure.

Net cash and securities are defined as cash and cash equivalents plus short-term and long-term marketable securities, less total debt. Total available liquidity is defined as cash and cash equivalents, plus short-term and long-term marketable securities, plus unused borrowings under our credit facility. The Company considers net cash and securities and total available liquidity to be important measures of liquidity and indicators of its ability to meet its ongoing obligations. The Company also uses net cash and securities and total available liquidity, among other measures, in evaluating its choices for capital deployment. Net cash and securities and total available liquidity are presented herein as Non-GAAP measures and may not be comparable to similarly titled measures used by other companies.

MONSTER WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue	$180,414	$194,441	$364,107	$392,590
Salaries and related	89,915	103,220	183,661	205,219
Office and general	44,270	49,131	90,312	104,338
Marketing and promotion	34,240	37,377	67,401	78,790
Restructuring and other special charges	5,977	—	26,199	—
Total operating expenses	174,402	189,728	367,573	388,347
Operating income (loss)	6,012	4,713	(3,466)	4,243
Gain on partial sale of equity method investment	—	—	8,849	—
Gain on deconsolidation of subsidiaries, net	—	—	—	11,828
Interest and other, net	(3,350)	(1,660)	(6,457)	(2,983)
Income (loss) before income taxes and income (loss) in equity interests	2,662	3,053	(1,074)	13,088
Provision for (benefit from) income taxes	2,816	1,615	(10,329)	8,278
Income (loss) in equity interests, net	292	58	72	(75)
Net income	138	1,496	9,327	4,735
Net income attributable to noncontrolling interest	(1,181)	(1,462)	(2,200)	(2,636)
Net income attributable to Monster Worldwide, Inc.	$(1,043)	$34	$7,127	$2,099

Basic (loss) earnings per share attributable to Monster Worldwide, Inc.	$(0.01)	$—	$0.08	$0.02

Diluted (loss) earnings per share attributable to Monster Worldwide, Inc.	$(0.01)	$—	$0.08	$0.02

Weighted average shares outstanding:
Basic	90,067	87,080	89,605	89,080
Diluted	90,067	89,955	93,218	92,174

EBITDA:
Operating income (loss)	$6,012	$4,713	$(3,466)	$4,243
Depreciation and amortization of intangibles	11,430	11,835	23,237	24,354
Stock-based compensation	3,626	9,063	8,091	17,236
Restructuring non-cash expenses	—	—	4,226	—
EBITDA	$21,068	$25,611	$32,088	$45,833

MONSTER WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2015	2014
Cash flows provided by operating activities:
Net income	$9,327	$4,735
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,237	24,354
Provision for doubtful accounts	761	728
Stock-based compensation	8,091	17,236
Deferred income taxes	4,705	3,402
Non-cash restructuring charges	4,226	—
(Income) loss in equity interests, net	(72)	75
Gain on deconsolidation of subsidiaries	—	(13,647)
Amount reclassified from accumulated other comprehensive income	—	1,819
Gain on partial sale of equity method investment	(8,849)	—
Excess income tax benefit from equity compensation plans	—	(199)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	20,978	39,524
Prepaid and other	4,121	(7,990)
Deferred revenue	(14,181)	(27,489)
Accounts payable, accrued liabilities and other	(9,537)	1,259
Total adjustments	33,480	39,072
Net cash provided by operating activities	42,807	43,807
Cash flows used for investing activities:
Capital expenditures	(14,735)	(22,469)
Payments for acquisitions, net of cash acquired	—	(27,005)
Investment in Alma Career Oy	—	(6,516)
Dividends received from equity investment and other	1,648	(616)
Capitalized patent defense costs	(2,305)	(1,220)
Cash received from partial sale of equity method investment	9,128	—
Net cash used for investing activities	(6,264)	(57,826)
Cash flows (used for) provided by financing activities:
Proceeds from borrowings on credit facilities	32,100	78,800
Payments on borrowings on credit facilities	(32,100)	(8,100)
Payments on borrowings on term loan	(4,500)	(4,375)
Fees paid on the issuance of debt and purchase of capped call	(1,110)	—
Repurchase of common stock	—	(51,517)
Tax withholdings related to net share settlements of restricted stock awards and units	(6,800)	(3,707)
Excess income tax benefit from equity compensation plans	—	199
Distribution paid to minority shareholder	(10,018)	(3,021)
Net cash (used for) provided by financing activities	(22,428)	8,279
Effects of exchange rates on cash	(731)	1,554
Net increase (decrease) in cash and cash equivalents	13,384	(4,186)
Cash and cash equivalents, beginning of period	94,297	88,581
Cash and cash equivalents, end of period	$107,681	$84,395

Free cash flow:
Net cash provided by operating activities	$42,807	$43,807
Less: Capital expenditures	(14,735)	(22,469)
Free cash flow	$28,072	$21,338

MONSTER WORLDWIDE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2015	December 31, 2014
Assets:

Cash and cash equivalents	$107,681	$94,297
Accounts receivable, net	256,190	282,523
Property and equipment, net	114,398	119,729
Goodwill and intangibles, net	566,049	571,124
Investment in unconsolidated affiliates	19,082	20,700
Other assets	108,919	128,778
Total Assets	$1,172,319	$1,217,151

Liabilities and Stockholders' Equity:

Accounts payable, accrued expenses and other current liabilities	$157,229	$159,027
Deferred revenue	281,793	300,724
Current portion of long-term debt	10,688	9,563
Long-term income taxes payable	37,652	54,636
Long-term debt, net, less current portion	198,289	201,821
Other long-term liabilities	17,581	16,635
Total Liabilities	$703,232	$742,406

Stockholders' Equity	469,087	474,745
Total Liabilities and Stockholders' Equity	$1,172,319	$1,217,151

MONSTER WORLDWIDE, INC.
UNAUDITED NON-GAAP STATEMENTS OF OPERATIONS AND RECONCILIATIONS
(in thousands, except per share amounts)

	Three Months Ended June 30, 2015				Three Months Ended June 30, 2014
	As Reported	Non GAAP Adjustments		Consolidated Non GAAP	As Reported	Non GAAP Adjustments		Consolidated Non GAAP
Revenue	$180,414	$—		$180,414	$194,441	$—		$194,441
Salaries and related	89,915	(5,626)	a	84,289	103,220	(9,063)	a	94,157
Office and general	44,270	—		44,270	49,131	—		49,131
Marketing and promotion	34,240	—		34,240	37,377	—		37,377
Restructuring and other special charges	5,977	(5,977)	b	—	—	—		—
Total operating expenses	174,402	(11,603)		162,799	189,728	(9,063)		180,665
Operating income	6,012	11,603		17,615	4,713	9,063		13,776
Operating margin	3.3%			9.8%	2.4%			7.1%
Interest and other, net	(3,350)	1,252	f	(2,098)	(1,660)	—		(1,660)
Income before income taxes and income in equity interests	2,662	12,855		15,517	3,053	9,063		12,116
Provision for income taxes	2,816	2,615	h	5,431	1,615	2,141	h	3,756
Income in equity interests, net	292	—		292	58	—		58
Net income	138	10,240		10,378	1,496	6,922		8,418
Net income attributable to noncontrolling interest	(1,181)	—		(1,181)	(1,462)	—		(1,462)
Net (loss) income attributable to Monster Worldwide, Inc.	$(1,043)	$10,240		$9,197	$34	$6,922		$6,956
Diluted earnings per share attributable to Monster Worldwide, Inc.	$(0.01)	$0.11		$0.10	$—	$0.08		$0.08
Weighted average shares outstanding:
Diluted	90,067	807	j	90,874	89,955	—		89,955

	Six Months Ended June 30, 2015				Six Months Ended June 30, 2014
	As Reported	Non GAAP Adjustments		Consolidated Non GAAP	As Reported	Non GAAP Adjustments		Consolidated Non GAAP
Revenue	$364,107	$—		$364,107	$392,590	$—		$392,590
Salaries and related	183,661	(10,091)	a	173,570	205,219	(17,236)	a	187,983
Office and general	90,312	—		90,312	104,338	(6,349)	c	97,989
Marketing and promotion	67,401	—		67,401	78,790	—		78,790
Restructuring and other special charges	26,199	(26,199)	b	—	—	—		—
Total operating expenses	367,573	(36,290)		331,283	388,347	(23,585)		364,762
Operating (loss) income	(3,466)	36,290		32,824	4,243	23,585		27,828
Operating margin	(1.0%)			9.0%	1.1%			7.1%
Gain on partial sale of equity method investment	8,849	(8,849)	e	—	—	—		—
Gain on deconsolidation of subsidiaries, net	—	—		—	11,828	(11,828)	d	—
Interest and other, net	(6,457)	2,536	f	(3,921)	(2,983)	—		(2,983)
(Loss) income before income taxes and income (loss) in equity interests	(1,074)	29,977		28,903	13,088	11,757		24,845
(Benefit from) provision for income taxes	(10,329)	20,446	h	10,117	8,278	(439)	g,h	7,839
Income (loss) in equity interests, net	72	—		72	(75)	—		(75)
Net income	9,327	9,531		18,858	4,735	12,196		16,931
Net income attributable to noncontrolling interest	(2,200)	—		(2,200)	(2,636)	—		(2,636)
Net income attributable to Monster Worldwide, Inc.	$7,127	$9,531		$16,658	$2,099	$12,196		$14,295
Diluted earnings per share attributable to Monster Worldwide, Inc.:	$0.08	$0.10		$0.18	$0.02	$0.14		$0.16
Weighted average shares outstanding:
Diluted	93,218	(2,418)	i	90,800	92,174	—		92,174

Note Regarding Non GAAP Adjustments:
The financial information included herein contains certain Non-GAAP financial measures. This information is not intended to be used in place of the financial information prepared and presented in accordance with GAAP, nor is it intended to be considered in isolation. We believe that the above presentation of Non-GAAP measures provide useful information to management and investors regarding certain core operating and business trends relating to our results of operations, exclusive of certain restructuring related and other special charges.
Non GAAP adjustments consist of the following:

a	Costs related to stock based compensation. Additionally, Q2 2015 and YTD 2015 includes $2.0 million of separation costs associated with the former CEO's resignation.

b	Restructuring related charges pertaining to the cost reduction plan announced in February 2015.

c	Charges related to exited facilities primarily associated with the move to our corporate headquarters in Weston, Massachusetts.

d	Gain on deconsolidation of subsidiaries, net

e	Gain on partial sale of an equity method investment during Q1 2015.

f	Non-GAAP interest expense related to the debt discount and amortization of deferred financing costs related to the Company's convertible notes due 2019.

g	Non-GAAP adjustment includes tax provison for gain on deconsolidation of subsidiaries, net during Q1 2014.

h
Beginning in Q1 2015, the Non-GAAP income tax provision is calculated using a fixed long-term projected Non-GAAP tax rate of 35% as applied to Non-GAAP pre-tax income. Prior to Q1 2015, the Non-GAAP income tax adjustment was calculated using the effective rate of the reporting period, as adjusted for the effects of certain non-deductible stock based compensation and provisions for tax valuation allowances.

i
Non-GAAP adjustment includes the impact, based on the average share price for the period, of the Company's outstanding capped call transactions, which are anti-dilutive in GAAP earnings per share but are expected to mitigate the dilutive effect of the Company's convertible notes due 2019.

j	Non-GAAP adjustment includes the dilutive impact of the Company's non-vested stock under employee compensation plans in Q2 2015 as anti-dilutive on a GAAP basis.

MONSTER WORLDWIDE, INC.
UNAUDITED NON-GAAP OPERATING SEGMENT INFORMATION
(in thousands)

Three Months Ended June 30, 2015	Careers - North America	Careers - International	Corporate Expenses	Total
Revenue	$119,844	$60,570		$180,414
Operating income (loss) - GAAP	$25,247	$(7,484)	$(11,751)	$6,012
Non-GAAP Adjustments	1,824	4,970	4,809	11,603
Operating income (loss) - Non-GAAP	$27,071	$(2,514)	$(6,942)	$17,615
EBITDA	$33,811	$(2,551)	$(10,192)	$21,068
Non-GAAP Adjustments	530	3,907	3,540	7,977
Adjusted EBITDA	$34,341	$1,356	$(6,652)	$29,045
Operating margin - GAAP	21.1%	(12.4)%		3.3%
Operating margin - Non-GAAP	22.6%	(4.2)%		9.8%
EBITDA margin	28.2%	(4.2)%		11.7%
Adjusted EBITDA margin	28.7%	2.2%		16.1%
Three Months Ended June 30, 2014	Careers - North America	Careers - International	Corporate Expenses	Total
Revenue	$126,161	$68,280		$194,441
Operating income (loss) - GAAP	$21,366	$(6,974)	$(9,679)	$4,713
Non-GAAP Adjustments	3,614	2,462	2,987	9,063
Operating income (loss) - Non-GAAP	$24,980	$(4,512)	$(6,692)	$13,776
EBITDA	$31,789	$193	$(6,371)	$25,611
Non-GAAP Adjustments	—	—	—	—
Adjusted EBITDA	$31,789	$193	$(6,371)	$25,611
Operating margin - GAAP	16.9%	(10.2)%		2.4%
Operating margin - Non-GAAP	19.8%	(6.6)%		7.1%
EBITDA margin	25.2%	0.3%		13.2%
Adjusted EBITDA margin	25.2%	0.3%		13.2%

Six Months Ended June 30, 2015	Careers - North America	Careers - International	Corporate Expenses	Total
Revenue	$242,236	$121,871		$364,107
Operating income (loss) - GAAP	$38,585	$(20,402)	$(21,649)	$(3,466)
Non-GAAP Adjustments	14,332	14,768	7,190	36,290
Operating income (loss) - Non-GAAP	$52,917	$(5,634)	$(14,459)	$32,824
EBITDA	$60,358	$(10,391)	$(17,879)	$32,088
Non-GAAP Adjustments	7,360	12,484	4,129	23,973
Adjusted EBITDA	$67,718	$2,093	$(13,750)	$56,061
Operating margin - GAAP	15.9%	(16.7)%		(1.0)%
Operating margin - Non-GAAP	21.8%	(4.6)%		9.0%
EBITDA margin	24.9%	(8.5)%		8.8%
Adjusted EBITDA margin	28.0%	1.7%		15.4%
Six Months Ended June 30, 2014	Careers - North America	Careers - International	Corporate Expenses	Total
Revenue	$253,706	$138,884		$392,590
Operating income (loss) - GAAP	$37,177	$(12,263)	$(20,671)	$4,243
Non-GAAP Adjustments	9,726	4,621	9,238	23,585
Operating income (loss) - Non-GAAP	$46,903	$(7,642)	$(11,433)	$27,828
EBITDA	$57,723	$1,851	$(13,741)	$45,833
Non-GAAP Adjustments	3,301	215	2,833	6,349
Adjusted EBITDA	$61,024	$2,066	$(10,908)	$52,182
Operating margin - GAAP	14.7%	(8.8)%		1.1%
Operating margin - Non-GAAP	18.5%	(5.5)%		7.1%
EBITDA margin	22.8%	1.3%		11.7%
Adjusted EBITDA margin	24.1%	1.5%		13.3%